News Release

Pioneer Natural Resources Reports Third Quarter 2023 Financial and Operating Results

Dallas, Texas, November 2, 2023 - Pioneer Natural Resources Company (NYSE:PXD) ("Pioneer" or "the Company") today reported financial and operating results for the quarter ended September 30, 2023. Pioneer reported third quarter net income attributable to common shareholders of $1.3 billion, or $5.41 per diluted share. These results include the effects of noncash mark-to-market adjustments and certain other unusual items. Excluding these items, non-GAAP adjusted income for the third quarter was $1.4 billion, or $5.83 per diluted share. Cash flow from operating activities for the third quarter was $2.1 billion.

Third Quarter Highlights

•Third quarter oil production averaged 377 thousand barrels of oil per day (MBOPD), at the top end of quarterly guidance

•Third quarter total production averaged 721 thousand barrels of oil equivalent per day (MBOEPD), near the top end of quarterly guidance

•Generated strong third quarter free cash flow1 of $1.2 billion

•Declared a quarterly base-plus-variable dividend of $3.20 per share

Updated Full-Year 2023 Guidance

•Increased the midpoints of full-year 2023 oil and total production guidance with ranges of 370 to 373 MBOPD and 708 to 713 MBOEPD, respectively

•Decreased full-year 2023 drilling, completions, facilities and water infrastructure capital guidance2 to $4.375 billion to $4.475 billion

•Lowered full-year 2023 capital guidance for exploration, environmental and other capital to $150 million

Financial Highlights

Pioneer maintains a strong balance sheet, with net debt of $4.8 billion as of September 30, 2023. The Company had $2.1 billion of liquidity, comprised of $98 million of cash on hand and a $2.0 billion unsecured credit facility (undrawn) as of September 30, 2023.

During the third quarter, the Company's total capital expenditures2 totaled $1.1 billion.

Cash flow from operating activities during the third quarter was $2.1 billion, leading to free cash flow1 of $1.2 billion when adjusted for changes in operating assets and liabilities and deducting capital expenditures.

For the fourth quarter of 2023, the Company's Board of Directors has declared a quarterly base-plus-variable dividend of $3.20 per share, comprised of a $1.25 base dividend and $1.95 variable dividend. This represents a total annualized dividend yield of 5.4%3. As outlined in the recently announced merger agreement with ExxonMobil, the fourth quarter variable dividend component represents 75% of the variable dividend as calculated under Pioneer's dividend policy. Additionally, the first quarter of 2024 variable dividend component is expected to represent 50% of the variable dividend as calculated under Pioneer's dividend policy4. Quarterly dividends subsequent to the first quarter of 2024 are expected to be comprised solely of the $1.25 per share base dividend component4 under Pioneer’s dividend policy until the merger closing date.

Pursuant to the merger agreement, Pioneer will not repurchase shares of its stock prior to the merger closing date.

Financial Results

For the third quarter of 2023, the average realized price for oil was $81.33 per barrel. The average realized price for natural gas liquids (NGLs) was $24.79 per barrel, and the average realized price for gas was $2.48 per thousand cubic feet. These prices exclude the effects of derivatives.

Production costs, including taxes, averaged $11.58 per barrel of oil equivalent (BOE). Depreciation, depletion and amortization (DD&A) expense averaged $10.97 per BOE. Exploration and abandonment expense was $18 million. General and administrative (G&A) expense was $87 million. Interest expense was $44 million. The net cash flow impact related to purchases and sales of oil and gas, including firm transportation, was a gain of $19 million. Other expense was $25 million. Current income tax provision was $248 million. The Company's effective tax rate was 22% for the quarter.

Operations Update

Pioneer's continued operational excellence in the Midland Basin enabled the Company to place 95 horizontal wells on production during the third quarter of 2023. More than 100 wells with lateral lengths of 15,000 feet or greater were placed on production during the first three quarters of 2023. These longer-lateral wells have contributed to Pioneer’s strong results. The development of wells with lateral lengths in excess of 15,000 feet provides significant capital savings on a per foot basis and is expected to generate an internal rate of return (IRR) that is on average 35% higher than a comparable 10,000-foot lateral well. In total, the Company has over 1,000 future locations with 15,000-foot lateral lengths in its drilling inventory.

During the third quarter, Pioneer benefited from its utilization of three simulfrac fleets and two localized sand mines. Additionally, the Company transitioned 100% of its completions fleets to either electric or dual-fuel powered and progressed its electrification efforts through the successful execution of drilling and completions trials utilizing grid-supplied electricity.

Pioneer’s strong operational results support the Company’s annual production growth framework of approximately 5% and 8% for oil and total production, respectively.

Guidance

Due to the pending merger with ExxonMobil, Pioneer has discontinued providing quarterly guidance. Accordingly, investors are cautioned not to rely on historical forward-looking statements regarding guidance as those forward-looking statements were the estimates of management only as of the date provided and were subject to the specific risks and uncertainties that accompanied such forward-looking statements.

Environmental, Social & Governance (ESG)

Pioneer views sustainability as a multidisciplinary effort that balances economic growth, environmental stewardship and social responsibility. The Company emphasizes developing natural resources in a manner that protects surrounding communities and preserves the environment.

For more details, see Pioneer's 2023 Sustainability Report at www.pxd.com/sustainability.

Earnings Conference Call

Due to the pending merger with ExxonMobil, Pioneer will not host a conference call or webcast to discuss its third quarter 2023 results.

About Pioneer

Pioneer is a large independent oil and gas exploration and production company, headquartered in Dallas, Texas, with operations in the United States. For more information, visit www.pxd.com.

Except for historical information contained herein, the statements in this news release are forward-looking statements that are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements and the business prospects of the Company are subject to a number of risks and uncertainties that may cause the Company's actual results in future periods to differ materially from the forward-looking statements. These risks and uncertainties include, among other things, volatility of commodity prices; product supply and demand; the impact of armed conflict (including in Ukraine and the Middle East) and related political instability on economic activity and oil and gas supply and demand; competition; the ability to obtain drilling, environmental and other permits and the timing thereof; the effect of future regulatory or legislative actions on Pioneer or the industry in which it operates, including potential changes to tax laws; the ability to obtain approvals from third parties and negotiate agreements with third parties on mutually acceptable terms; potential liability resulting from pending or future litigation; the costs, including the potential impact of cost increases due to inflation and supply chain disruptions, and results of development and operating activities; the impact of a widespread outbreak of an illness, such as the COVID-19 pandemic, on global and U.S. economic activity, oil and gas demand, and global and U.S. supply chains; the risk of new restrictions with respect to development activities, including potential changes to regulations resulting in limitations on the Company's ability to dispose of produced water; availability of equipment, services, resources and personnel required to perform the Company's development and operating activities; access to and availability of transportation, processing, fractionation, refining, storage and export facilities; Pioneer's ability to replace reserves, implement its business plans or complete its development activities as scheduled; the risk that the transaction between Pioneer and Exxon Mobil Corporation ("ExxonMobil") may not be completed on anticipated terms and timing, or at all, including obtaining regulatory approvals that may be required on anticipated terms and Pioneer stockholder approval; the possibility that any of the anticipated benefits of the transaction will not be realized or will not be realized within the expected time period; the risk that disruptions from the transaction will harm Pioneer's business, including current plans and operations and that management's time and attention will be diverted on transaction-related issues; potential adverse reactions or changes to business relationships resulting from the announcement or completion of the transaction; potential litigation relating to the transaction that could be instituted against Pioneer or its directors; the Company's ability to achieve its emissions reductions, flaring and other ESG goals; access to and cost of capital; the financial strength of (i) counterparties to Pioneer's credit facility, (ii) issuers of Pioneer's investment securities and (iii) purchasers of Pioneer's oil, NGL and gas production and downstream sales of purchased commodities; uncertainties about estimates of reserves, identification of drilling locations and the ability to add proved reserves in the future; the assumptions underlying forecasts, including forecasts of production, operating cash flow, well costs, capital expenditures, rates of return, expenses, and cash flow from downstream purchases and sales of oil and gas, net of firm transportation commitments; tax rates; quality of technical data; environmental and weather risks, including the possible impacts of climate change on the Company's operations and demand for its products; cybersecurity risks; the risks associated with the ownership and operation of the Company's water services business and acts of war or terrorism. These and other risks are described in the Company's Annual Report on Form 10-K for the year ended December 31, 2022 and other filings with the United States Securities and Exchange Commission. In addition, the Company may be subject to currently unforeseen risks that may have a materially adverse effect on it. Accordingly, no assurances can be given that the actual events and results will not be materially different than the anticipated results described in the forward-looking statements. The Company undertakes no duty to publicly update these statements except as required by law.

Footnote 1: Third quarter 2023 free cash flow is a non-GAAP financial measure. As used by the Company, free cash flow is defined as net cash provided by operating activities, adjusted for changes in operating assets and liabilities, less capital expenditures2. See the supplemental schedules for a reconciliation of third quarter 2023 free cash flow to the comparable GAAP number.

Footnote 2: Excludes acquisitions, asset retirement obligations, capitalized interest, geological and geophysical G&A, information technology, corporate facilities and vehicles.

Footnote 3: Calculated by dividing the Company's annualized third quarter 2023 total dividend per share by the Company's closing share price on October 30, 2023.

Footnote 4: Future dividends, whether base or variable, are authorized and determined by the Company's Board of Directors in its sole discretion. Decisions regarding the payment of dividends are subject to a number of considerations at the time, including without limitation the Company's liquidity and capital resources, the Company's results of operations and anticipated future results of operations, the level of cash reserves the Company maintains to fund future capital expenditures or other needs, and other factors that the Board of Directors deems relevant. The Company can provide no assurance that dividends will be authorized or declared in the future or the amount of any future dividends. Any future variable dividends, if declared and paid, will by their nature fluctuate based on the Company's free cash flow, which will depend on a number of factors beyond the Company's control, including commodity prices.

Note: Estimates of future results, including cash flow and free cash flow, are based on the Company's internal financial model prepared by management and used to assist in the management of its business. Pioneer's financial models are not prepared with a view to public disclosure or compliance with GAAP, any guidelines of the United States Securities and Exchange Commission or any other body. The financial models reflect numerous assumptions, in addition to those noted in this news release, with respect to general business, economic, market and financial conditions and other matters. These assumptions regarding future events are difficult, if not impossible to predict, and many are beyond Pioneer's control. Accordingly, there can be no assurance that the assumptions made by management in preparing the financial models will prove accurate. It is expected that there will be differences between actual and estimated or modeled results, and actual results may be materially greater or less than those contained in the Company's financial models.

Important Information about the Transaction and Where to Find It
In connection with the proposed transaction between ExxonMobil and Pioneer, ExxonMobil and Pioneer will file relevant materials with the Securities and Exchange Commission (the “SEC”), including a registration statement on Form S-4 filed by ExxonMobil that will include a proxy statement of Pioneer that also constitutes a prospectus of ExxonMobil. A definitive proxy statement/prospectus will be mailed to stockholders of Pioneer. This communication is not a substitute for the registration statement, proxy statement or prospectus or any other document that ExxonMobil or Pioneer (as applicable) may file with the SEC in connection with the proposed transaction. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, INVESTORS AND SECURITY HOLDERS OF EXXONMOBIL AND PIONEER ARE URGED TO READ THE REGISTRATION STATEMENT, THE PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and security holders may obtain free copies of the registration statement and the proxy statement/prospectus (when they become available), as well as other filings containing important information about ExxonMobil or Pioneer, without charge at the SEC’s Internet website (http://www.sec.gov). Copies of the documents filed with the SEC by ExxonMobil will be available free of charge under the tab “SEC Filings” on the “Investors” page of ExxonMobil’s internet website at www.exxonmobil.com or by contacting ExxonMobil’s Investor Relations Department at investor.relations@exxonmobil.com. Copies of the documents filed with the SEC by Pioneer will be available free of charge on Pioneer’s internet website at https:// investors.pxd.com/investors/financials/sec-filings/. The information included on, or accessible through, ExxonMobil’s or Pioneer’s website is not incorporated by reference into this communication.

Participants in the Solicitation
ExxonMobil, Pioneer, their respective directors and certain of their respective executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information about the directors and executive officers of Pioneer is set forth in its proxy statement for its 2023 annual meeting of stockholders, which was filed with the SEC on April 13, 2023, in its Form 10-K for the year ended December 31, 2022, which was filed with the SEC on February 23, 2023, in its Form 8-K filed on May 30, 2023, in its Form 8-K filed on April 26, 2023 and in its Form 8-K filed on February 13, 2023. Information about the directors and executive officers of ExxonMobil is set forth in its proxy statement for its 2023 annual meeting of stockholders, which was filed with the SEC on April 13, 2023, in its Form 10-K for the year ended December 31, 2022, which was filed with the SEC on February 22, 2023, in its Form 8-K filed on June 6, 2023 and in its Form 8-K filed on February 24, 2023. Additional information regarding the participants in the proxy solicitations and a description of their direct or indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials filed with the SEC when they become available.

No Offer or Solicitation
This communication is for informational purposes and is not intended to, and shall not, constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any offer, solicitation or sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

Pioneer Natural Resources Company Contacts:
Investors
Greg Wright - 972-969-1770
Chris Leypoldt - 972-969-5834
Trevor Long - 972-598-8579

Media and Public Affairs
media@pxd.com

PIONEER NATURAL RESOURCES COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions)

	September 30, 2023	December 31, 2022
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$98	$1,032
Accounts receivable, net	1,850	1,853
Inventories	496	424
Investment in affiliate	176	172
Prepaids and other	165	245
Total current assets	2,785	3,726
Oil and gas properties, using the successful efforts method of accounting	48,024	44,473
Accumulated depletion, depreciation and amortization	(16,876)	(14,843)
Total oil and gas properties, net	31,148	29,630
Other property and equipment, net	1,639	1,658
Operating lease right-of-use assets	376	340
Goodwill	242	243
Other assets	170	143
	$36,360	$35,740

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$2,670	$2,637
Interest payable	16	33
Income taxes payable	43	63
Current portion of debt	44	779
Derivatives	158	44
Operating leases	156	125
Other	196	206
Total current liabilities	3,283	3,887
Long-term debt	4,880	4,125
Derivatives	152	96
Deferred income taxes	4,231	3,867
Operating leases	245	236
Other liabilities	850	988
Equity	22,719	22,541
	$36,360	$35,740

PIONEER NATURAL RESOURCES COMPANY
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Revenues and other income:
Oil and gas	$3,460	$4,224	$9,603	$12,794
Sales of purchased commodities	1,681	1,833	4,695	6,416
Interest and other income (loss), net	52	(12)	59	57
Derivative gain (loss), net	(190)	13	(235)	(187)
Gain on disposition of assets, net	1	35	23	105
	5,004	6,093	14,145	19,185
Costs and expenses:
Oil and gas production	564	562	1,506	1,457
Production and ad valorem taxes	205	260	598	755
Depletion, depreciation and amortization	728	641	2,087	1,874
Purchased commodities	1,662	1,968	4,789	6,502
Exploration and abandonments	18	8	56	32
General and administrative	87	90	259	252
Accretion of discount on asset retirement obligations	4	4	12	12
Interest	44	30	114	100
Other	25	36	93	118
	3,337	3,599	9,514	11,102
Income before income taxes	1,667	2,494	4,631	8,083
Income tax provision	(366)	(510)	(1,006)	(1,719)
Net income attributable to common shareholders	$1,301	$1,984	$3,625	$6,364

Net income per share attributable to common shareholders:
Basic	$5.56	$8.29	$15.47	$26.36
Diluted	$5.41	$7.93	$14.96	$25.11

Weighted average shares outstanding:
Basic	233	239	234	241
Diluted	240	250	242	253

PIONEER NATURAL RESOURCES COMPANY
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Cash flows from operating activities:
Net income	$1,301	$1,984	$3,625	$6,364
Adjustments to reconcile net income to net cash provided by operating activities:
Depletion, depreciation and amortization	728	641	2,087	1,874
Exploration expenses	—	—	1	6
Deferred income taxes	118	202	341	1,248
Gain on disposition of assets, net	(1)	(35)	(23)	(105)
Loss on early extinguishment of debt	—	—	—	47
Accretion of discount on asset retirement obligations	4	4	12	12
Interest expense	3	2	8	7
Derivative-related activity	151	(135)	169	(95)
Amortization of share-based compensation	20	20	70	59
Investment valuation adjustments	(40)	32	(4)	(17)
Other	28	28	112	69
Changes in operating assets and liabilities:
Accounts receivable	(337)	406	1	(253)
Inventories	(49)	186	(73)	(55)
Other assets	(46)	(52)	5	(96)
Accounts payable	216	(348)	(126)	(260)
Interest payable	(31)	(19)	(17)	(32)
Income taxes payable	18	8	(20)	—
Other liabilities	(11)	27	(69)	(23)
Net cash provided by operating activities	2,072	2,951	6,099	8,750
Net cash used in investing activities	(1,067)	(846)	(3,533)	(2,911)
Net cash used in financing activities	(998)	(3,368)	(3,500)	(8,401)
Net increase (decrease) in cash, cash equivalents and restricted cash	7	(1,263)	(934)	(2,562)
Cash, cash equivalents and restricted cash, beginning of period	91	2,585	1,032	3,884
Cash, cash equivalents and restricted cash, end of period	$98	$1,322	$98	$1,322

PIONEER NATURAL RESOURCES COMPANY
UNAUDITED SUMMARY PRODUCTION, PRICE AND MARGIN DATA

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Average Daily Sales Volumes:
Oil (Bbls)	377,304	354,043	369,289	352,421
Natural gas liquids ("NGLs") (Bbls)	182,219	162,372	176,988	158,529
Gas (Mcf)	971,736	841,005	948,437	809,076
Total (BOE)	721,479	656,582	704,350	645,796

Average Prices:
Oil per Bbl	$81.33	$94.23	$76.53	$99.72
NGLs per Bbl	$24.79	$38.09	$24.77	$41.20
Gas per Mcf	$2.48	$7.58	$2.67	$6.41
Total per BOE	$52.13	$69.93	$49.94	$72.57

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Margin Data ($ per BOE):
Average price	$52.13	$69.93	$49.94	$72.57
Production costs	(8.50)	(9.31)	(7.83)	(8.27)
Production and ad valorem taxes	(3.08)	(4.31)	(3.11)	(4.28)
	$40.55	$56.31	$39.00	$60.02

PIONEER NATURAL RESOURCES COMPANY
UNAUDITED SUPPLEMENTARY EARNINGS PER SHARE INFORMATION
(in millions, except per share data)

The Company uses the two-class method of calculating basic and diluted earnings per share. Under the two-class method of calculating earnings per share, generally accepted accounting principles ("GAAP") provide that share-based awards with guaranteed dividend or distribution participation rights qualify as "participating securities" during their vesting periods. During periods in which the Company realizes net income attributable to common shareholders, the Company's basic net income per share attributable to common shareholders is computed as (i) net income attributable to common shareholders, (ii) less participating share-based earnings (iii) divided by weighted average basic shares outstanding. The Company's diluted net income per share attributable to common shareholders is computed as (i) basic net income attributable to common shareholders, (ii) plus the reallocation of participating earnings, if any, (iii) plus the after-tax interest expense associated with the Company's convertible senior notes that are assumed to be converted into shares (iv) divided by weighted average diluted shares outstanding. During periods in which the Company realizes a net loss attributable to common shareholders, securities or other contracts to issue common shares would be dilutive to loss per share; therefore, conversion into common shares is assumed not to occur.
The Company's net income attributable to common shareholders is reconciled to basic and diluted net income attributable to common shareholders as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net income attributable to common shareholders	$1,301	$1,984	$3,625	$6,364
Participating share-based earnings	(3)	(4)	(5)	(11)
Basic net income attributable to common shareholders	1,298	1,980	3,620	6,353
Adjustment to after-tax interest expense to reflect the dilutive impact attributable to convertible senior notes	1	1	3	5
Diluted net income attributable to common shareholders	$1,299	$1,981	$3,623	$6,358

Basic weighted average shares outstanding	233	239	234	241
Convertible senior notes dilution	7	11	8	12
Diluted weighted average shares outstanding	240	250	242	253

Net income per share attributable to common shareholders:
Basic	$5.56	$8.29	$15.47	$26.36
Diluted	$5.41	$7.93	$14.96	$25.11

PIONEER NATURAL RESOURCES COMPANY
UNAUDITED SUPPLEMENTAL NON-GAAP FINANCIAL MEASURES
(in millions)

EBITDAX and discretionary cash flow ("DCF") (as defined below) are presented herein, and reconciled to the GAAP measures of net income and net cash provided by operating activities, because of their wide acceptance by the investment community as financial indicators of a company's ability to internally fund exploration and development activities and to service or incur debt. The Company also views the non-GAAP measures of EBITDAX and DCF as useful tools for comparisons of the Company's financial indicators with those of peer companies that follow the full cost method of accounting. EBITDAX and DCF should not be considered as alternatives to net income or net cash provided by operating activities, as defined by GAAP.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net income	$1,301	$1,984	$3,625	$6,364
Depletion, depreciation and amortization	728	641	2,087	1,874
Exploration and abandonments	18	8	56	32
Accretion of discount on asset retirement obligations	4	4	12	12
Interest expense	44	30	114	100
Income tax provision	366	510	1,006	1,719
Gain on disposition of assets, net	(1)	(35)	(23)	(105)
Loss on early extinguishment of debt	—	—	—	47
Derivative-related activity	151	(135)	169	(95)
Amortization of share-based compensation	20	20	70	59
Investment valuation adjustments	(40)	32	(4)	(17)
Other	28	28	112	69
EBITDAX (a)	2,619	3,087	7,224	10,059
Cash interest expense	(41)	(28)	(106)	(93)
Current income tax provision	(248)	(308)	(665)	(471)
Discretionary cash flow (b)	2,330	2,751	6,453	9,495
Cash exploration expense	(18)	(8)	(55)	(26)
Changes in operating assets and liabilities	(240)	208	(299)	(719)
Net cash provided by operating activities	$2,072	$2,951	$6,099	$8,750
______________________
(a)"EBITDAX" represents earnings before depletion, depreciation and amortization expense; exploration and abandonments; accretion of discount on asset retirement obligations; interest expense; income taxes; net gain or loss on the disposition of assets; loss on early extinguishment of debt; noncash derivative-related activity; amortization of noncash share-based compensation; noncash valuation adjustments on investment in affiliate and short-term investments; and other noncash items.
(b)Discretionary cash flow equals cash flows from operating activities before changes in operating assets and liabilities and cash exploration expense.

PIONEER NATURAL RESOURCES COMPANY
UNAUDITED SUPPLEMENTAL NON-GAAP FINANCIAL MEASURES (continued)
(in millions, except per share data)

Adjusted income attributable to common shareholders excluding noncash mark-to-market ("MTM") adjustments and unusual items are presented in this earnings release and reconciled to the Company's net income attributable to common shareholders (determined in accordance with GAAP), as the Company believes these non-GAAP financial measures reflect an additional way of viewing aspects of the Company's business that, when viewed together with its GAAP financial results, provide a more complete understanding of factors and trends affecting its historical financial performance and future operating results, greater transparency of underlying trends and greater comparability of results across periods. In addition, management believes that these non-GAAP financial measures may enhance investors' ability to assess the Company's historical and future financial performance. These non-GAAP financial measures are not intended to be a substitute for the comparable GAAP financial measure and should be read only in conjunction with the Company's consolidated financial statements prepared in accordance with GAAP. Noncash MTM adjustments and unusual items may recur in future periods; however, the amount and frequency can vary significantly from period to period.
The Company's net income attributable to common shareholders as determined in accordance with GAAP is reconciled to income adjusted for noncash MTM adjustments, including (i) the Company's equity investment in ProPetro Holding Corp. ("ProPetro") and (ii) the Company's derivative positions, and unusual items is as follows:

	Three Months Ended September 30, 2023
	After-tax Amounts	Per Diluted Share
	(in millions)
Net income attributable to common shareholders	$1,301	$5.41
Noncash MTM adjustments:
ProPetro investment gain ($40 million pretax)	(31)	(0.13)
Derivative loss, net ($151 million pretax)	118	0.49
Adjusted income excluding noncash MTM adjustments	1,388	5.77
Unusual items:
Net loss on settlement of convertible debt conversion option derivatives ($18 million pretax)	14	0.06
Adjusted income excluding noncash MTM adjustments and unusual items	$1,402	$5.83

PIONEER NATURAL RESOURCES COMPANY
UNAUDITED SUPPLEMENTAL NON-GAAP FINANCIAL MEASURES (continued)

Free cash flow ("FCF") is a non-GAAP financial measure. As used by the Company, FCF is defined as net cash provided by operating activities, adjusted for changes in operating assets and liabilities, less capital expenditures. The Company believes this non-GAAP measure is a financial indicator of the Company's ability to internally fund acquisitions, debt maturities, dividends and share repurchases after capital expenditures.

	Three Months Ended September 30, 2023	Nine Months Ended September 30, 2023
	(in millions)
Net cash provided by operating activities	$2,072	$6,099
Changes in operating assets and liabilities	240	299
Less: Capital expenditures (a)	(1,105)	(3,501)
Free cash flow	$1,207	$2,897
_____________________
(a)Capital expenditures are calculated as follows:

	Three Months Ended September 30, 2023	Nine Months Ended September 30, 2023
	(in millions)
Costs incurred	$1,125	$3,727
Excluded items (a)	(41)	(273)
Other property, plant and equipment capital (b)	21	47
Capital expenditures	$1,105	$3,501
______________________
(a)Comprised of proved and unproved acquisition costs, asset retirement obligations and geological and geophysical general and administrative costs.
(b)Includes other property, plant and equipment additions related to water and power infrastructure.

PIONEER NATURAL RESOURCES COMPANY
UNAUDITED SUPPLEMENTAL INFORMATION
Open Derivative Positions as of September 30, 2023

Marketing derivatives. The Company's marketing derivatives reflect long-term marketing contracts whereby the Company agreed to purchase and simultaneously sell, at an oil terminal in Midland, Texas, (i) 50 thousand barrels of oil per day beginning January 1, 2021 and ending December 31, 2026, (ii) 40 thousand barrels of oil per day beginning May 1, 2022 and ending April 30, 2027 and (iii) 30 thousand barrels of oil per day beginning August 1, 2022 and ending July 31, 2027.
The price the Company pays to purchase the oil volumes under the purchase contracts is based on a Midland WTI price and the price the Company receives for the oil volumes sold is a weighted average sales price that a non-affiliated counterparty receives for selling oil through a Gulf Coast storage and export facility at prices that are highly correlated with Brent oil prices during the same month of the purchase. Based on the form of the long-term marketing contracts, the Company accounts for the contracts as derivative instruments not designated as hedges.
Conversion option derivatives. In May 2020, the Company issued $1.3 billion principal amount of convertible senior notes due 2025 (the "Convertible Notes"). Certain holders of the Convertible Notes have exercised their conversion options per the terms of the notes indenture. The Company elected to settle the conversions in cash, with settlement occurring 25 trading days from the notice of conversion (the "Settlement Period"). The Company's election to settle an exercised conversion option in cash results in a forward contract during the Settlement Period that is accounted for as a derivative instrument not designated as a hedge. As of September 30, 2023, $44 million of the principal amount of the Company's Convertible Notes remained in the Settlement Period.

PIONEER NATURAL RESOURCES COMPANY
UNAUDITED SUPPLEMENTAL INFORMATION (continued)
Derivative Gain (Loss), Net

	Three Months Ended September 30, 2023	Nine Months Ended September 30, 2023
	(in millions)
Noncash changes in fair value:
Marketing derivative loss, net	$(155)	$(170)
Convertible debt conversion option derivative gain, net	4	1
Total noncash derivative loss, net	(151)	(169)

Cash payments on settled derivative instruments:
Marketing derivative payments	(21)	(52)
Convertible debt conversion option derivative payments, net	(18)	(14)
Total cash payments on settled derivative instruments, net	(39)	(66)
Total derivative loss, net	$(190)	$(235)